NL INDUSTRIES, INC. ANNOUNCES CASH QUARTERLY DIVIDEND AND RESULTS OF ANNUAL SHAREHOLDER MEETING

DALLAS, TEXAS – May 15, 2013 – NL Industries, Inc. (NYSE:  NL) announced today that its board of directors has declared a regular quarterly dividend of twelve and one-half cents per share on its common stock to be paid in cash.  The dividend is payable on June 25, 2013 to shareholders of record at the close of business on June 10, 2013.

NL also announced that at its annual shareholder meeting held today its shareholders had:

•	re-elected each of Cecil H. Moore, Jr., Harold C. Simmons, Thomas P. Stafford, Steven L. Watson and Terry N. Worrell as a director for a one year term; and

•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2013 annual meeting.

NL Industries, Inc. is engaged in the component products (security products and performance marine components), titanium dioxide products and other businesses.

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